Exhibit 99.A

1-800-FLOWERS.COM, Inc. Announces Revised Bank Credit Facility;
Company Prepays $20 Million, Reducing Term Loans to $92.4 Million

  Reflecting Continued Weakness in the Consumer Economy, Company Expects to Report Fiscal 2009 Third Quarter Revenues Down 21 Percent Compared with Prior-Year Period

CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 16, 2009--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world’s leading florist and gift shop, today announced that on April 14, 2009, it entered into an amendment to its credit agreement with a syndicate of banks and other financial institutions led by JPMorgan Chase Bank, N.A. The revised credit facility includes a prepayment of $20 million which reduces the Company’s outstanding term loans under the facility to $92.4 million. In addition, the amended agreement reduces the Company’s revolving credit line from a previous commitment of $165 million to a seasonally adjusted line ranging from $75 to $125 million. The Company currently has zero borrowings under the revolving credit line and believes that the credit line will be more than sufficient to fund its working capital requirements for the calendar year-end holiday season and beyond.

The amended credit facility also revises certain financial and non-financial covenants, including maintenance of certain financial ratios and eliminates the consolidated net worth covenant that had been included in the previous agreement. Under the terms of the amended agreement, the interest rate the Company will pay on the outstanding portion of its term loan and revolver is LIBOR* plus a range of 300 to 450 basis points based on a calculation of the Company’s leverage ratio. The initial interest rate on its current term loans of $92.4 million will be LIBOR + 400 basis points. The Company anticipates that the spread over LIBOR will decline as it reduces its borrowings through regularly scheduled quarterly debt payments. All borrowings under the credit facility are guaranteed by the material subsidiaries of the Company and secured by the assets and stock of its subsidiaries.

(*London Interbank Offered Rate)

Jim McCann, CEO, said, “We are very pleased to have completed this amendment to our bank credit facility which provides us with the flexibility to manage our business in the current economic environment. Importantly, I believe the strength of our balance sheet combined with the continued support of our bank syndicate, led by J.P. Morgan, will enable us to emerge from this economic climate an even stronger and more profitable company.”

The Company also reported that it expects revenues for its fiscal 2009 third quarter (ended Sunday, March 29, 2009) will be down 21 percent compared with the prior year period. The Company said the lower revenues can be attributed primarily to the continued weakness in the retail sector as well as the shift of the Easter holiday into the fiscal 2009 fourth quarter and lower Valentine’s Day sales related to the holiday falling on a Saturday this year.

McCann said, “Third quarter revenues in our consumer floral segment, which typically dominates the period due to the Valentine holiday, were impacted by the continued weakness in the retail sector related to the current economic climate. In addition, the shift of Easter out of the quarter accounted for approximately $7 million of the revenue shortfall with the remainder attributable to Valentine’s Day being on a Saturday this year, rather than a weekday, which is much better for our online business.” McCann said the Company anticipates revenues in its current fiscal fourth quarter will benefit from the shift of Easter into the period as well as the spring holiday season including Passover, Administrative Professionals Week, Mother’s Day and Father’s Day.

McCann noted that the Company is making excellent progress toward achieving the $50 million in operating cost savings that it forecast for the second half of fiscal 2009. “We have already implemented the majority of our cost savings program initiatives, including our January labor force reduction, the downsizing of our Home and Children’s Gifts division and further transition of our customer service platform to a home agent model. We are confident that we will complete all elements of this program by the end of the current fiscal year and thereby fully realize the cost benefits in our fiscal 2010 which begins in July,” he said.

The Company plans to release financial results for its fiscal 2009 third quarter (ended Sunday, March 29, 2009) on Thursday, April 30, 2009. The press release will be issued prior to market opening and will be followed by a conference call with members of senior management at 11:00 a.m. EDT. The conference call will be available via webcast from the Investor Relations section of the Company’s web site at www.1800flowers.com (scroll to link at bottom of home page). To listen to the call via the Internet it is recommended that interested parties go to the web site prior to the start time to download and install any necessary audio software. For those unable to listen to the web cast live, an indexed recording of the call will be posted on the Investor Relations section of the Company’s web site within 24 hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. EDT on the day of the call through 11:59 p.m. EDT on Thursday, May 7, 2009 at: 1-888-203-1112 or 1-719-457-0820 (international); enter replay pass code #6146737.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Also, a number of statements contained in the Company’s scheduled April 30, 2009 press release and conference call, other than statements of historical fact, may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s guidance with respect to as yet unreported past or future financial periods, including its fiscal third and fourth quarters of fiscal 2009. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the company’s control that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008 and its subsequent Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release, its planned April 30, 2009 press release and conference call or in any of its SEC filings except as may be otherwise stated by the Company.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 30 years, 1-800-FLOWERS.COM, Inc. has been providing customers with fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, balloons and plush stuffed animals perfect for every occasion. 1-800-FLOWERS.COM® (1-800-356-9377 or www.1800flowers.com), was listed as a Top 50 Online Retailer by Internet Retailer in 2006, as well as 2008 Laureate Honoree by the Computerworld Honors Program and the recipient of ICMI’s 2006 Global Call Center of the Year Award. 1-800-FLOWERS.COM offers the best of both worlds: exquisite arrangements created by some of the nation’s top floral artists and hand-delivered the same day, and spectacular flowers shipped overnight Fresh From Our Growers®. As always, 100% satisfaction and freshness are guaranteed. Also, visit 1-800-Flowers en Español (www.1800flowersenespanol.com). The Company’s BloomNet® international floral wire service provides (www.mybloomnet.net) a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably.

The 1-800-FLOWERS.COM, Inc. “Gift Shop” also includes gourmet gifts such as popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl&Co.® (1-800-443-8124 or www.cherylandco.com); premium chocolates and confections from Fannie May® Confections Brands (www.fanniemay.com and www.harrylondon.com); gourmet foods from Greatfood.com® (www.greatfood.com); wine gifts from Ambrosia® (www.ambrosia.com); gift baskets from 1-800-BASKETS.COM® (www.1800baskets.com) and DesignPac Gifts™ (www.designpac.com); Celebrations® (www.celebrations.com), a new premier online destination for fabulous party ideas and planning tips; as well as Home Decor and Children’s Gifts from Plow & Hearth® (1-800-627-1712 or www.plowandhearth.com), Wind & Weather® (www.windandweather.com), HearthSong® (www.hearthsong.com) and Magic Cabin® (www.magiccabin.com). Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market under ticker symbol FLWS.

CONTACT:
1-800-FLOWERS.COM, Inc.
Investors:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media:
Erin Maestas, 516-237-4867
emaestas@1800flowers.com